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SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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☐	Soliciting Material under § 240.14a-12
HAGGAR CORP.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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        Following is the text of a press release issued by Haggar Corp. (the "Company") on March 27, 2003:

NEWS RELEASE	haggar®	6113 Lemmon, Dallas, Texas 75209 Tel 214.956.4511 • Fax 214.956.4239
		Contact:	David Tehle Executive Vice President and Chief Financial Officer

FOR IMMEDIATE RELEASE

Haggar Corp. Receives High Ranking for Corporate Governance

Dallas, TX, March 27, 2003—Haggar Corp. (NASDAQ: HGGR) announced today that Institutional Shareholder Services (ISS) has ranked the Company in the top 10 percent of companies surveyed within its industry, as part of the annual ISS Corporate Governance Rating.

Haggar outperformed 81.4% of the companies in the Standard & Poor's 600 and 90.0% of the companies in the Consumer Durables & Apparel Group, according to an ISS report issued on March 27, 2003, and based on ISS' corporate governance criteria. The Company was recognized, in particular, for maintaining a Board of Directors composed of a majority of independent outside directors, and independent audit, compensation and nominating committees. The Company also reported that ISS recommends that shareholders vote in favor of the proposals on the agenda at the Annual Shareholder Meeting, to be held on Wednesday April 2, 2003. Those proposals for which ISS recommends a vote in favor include the Haggar Corp. 2003 Long Term Incentive Plan.

"At Haggar, we want to be measured by our actions, not simply our words. For this reason, we are very proud of the ranking received from ISS within our peer group and the S&P 600," said J.M. Haggar, III, the Company's Chairman and Chief Executive Officer. "The results of the independent evaluation by ISS, and ISS' recommendations to vote for all of the propositions presented to the shareholders for consideration at the annual meeting, reflect Haggar's efforts to be an industry leader in the area of corporate governance."

About Haggar Corp.

Haggar Clothing Co., a wholly owned subsidiary of Haggar Corp., is a leading marketer of men's casual and dress apparel and women's sportswear with global headquarters in Dallas, Texas. Haggar markets in the United States, United Kingdom, Canada, Mexico, South Africa, and Indonesia. The Company also holds exclusive licenses in the United States to use the Claiborne® trademark and in the United States and Canada to use the DKNY® trademark to manufacture, market, and sell men's shorts and pants in men's classification pant departments. For more information visit the Haggar website at www.haggarcorp.com.

Certain statements contained in this press release are forward-looking statements within the meaning of the federal securities laws. Such forward-looking statements are subject to known and unknown risks, uncertainties and assumptions which may cause the forward-looking events and circumstances discussed in this press release to differ materially from those anticipated or implied by the forward-looking statements. Given these uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. The Company undertakes no obligation to update any such statements or publicly announce any updates or revisions to any of the forward-looking statements contained herein to reflect any change in the Company's expectations with regard thereto or any change in events, conditions, circumstances or assumptions underlying such statements.

Important Additional Information Filed with the SEC

The Company has filed with the SEC and mailed to its stockholders a definitive proxy statement in connection with the Company's 2003 Annual Meeting of Stockholders. The definitive proxy statement contains important information about the Company and the matters to be voted on at the Annual Meeting. Investors and security holders are urged to read the definitive proxy statement carefully. Investors and security holders can obtain free copies of the definitive proxy statement and other documents filed with the SEC by the Company through the web site maintained by the SEC at www.sec.gov. In addition, investors and security holders can obtain free copies of the definitive proxy statement from the Company by contacting Mr. David Tehle, the Company's Executive Vice President and Chief Financial Officer, Secretary and Treasurer at 214-352-8481.

The Company and its directors and certain of its executive officers may be deemed to be participants in the solicitation of proxies in respect of the Annual Meeting and the matters to be voted on at such meeting. Information regarding the Company's directors and these executive officers may be obtained by reading the Company's definitive proxy statement filed with the SEC in connection with the Company's 2003 Annual Meeting of Stockholders.

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Haggar Corp. Receives High Ranking for Corporate Governance